Exhibit 10.9

DEBTOR-IN-POSSESSION SECURITY AGREEMENT

By

FAIRPOINT COMMUNICATIONS, INC.,

and

ITS SUBSIDIARIES PARTY HERETO,
as Grantors,

and

BANK OF AMERICA, INC.,

as Collateral Agent

Dated as of October 30, 2009

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ANNEXES

Annex I	Form of Issuer Acknowledgement

SCHEDULES

Schedule 1	Copyrights
Schedule 2	Licenses
Schedule 3	Patents
Schedule 4	Trademarks
Schedule 5	Commercial Tort Claims
Schedule 6	Jurisdiction of Organization
Schedule 7	Deposit Accounts
Schedule 8	Securities and Commodities Accounts
Schedule 9	Real Estate Interests

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DEBTOR-IN-POSSESSION SECURITY AGREEMENT

This  DEBTOR-IN-POSSESSION SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 30, 2009 among FAIRPOINT COMMUNICATIONS, INC., a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (as defined in the Credit Agreement referred to below)  (“FairPoint”), FairPoint Logistics, Inc., a South Dakota corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“FairPoint Logistics”; and together with FairPoint, each a “Borrower” and collectively the “Borrowers”), each Subsidiary of FairPoint listed on the signature pages hereto, each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code  (together with the Borrowers, the “Grantors”) and BANK OF AMERICA, N.A., as Collateral Agent (in such capacity, and together with any successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Creditors (as defined below).

R E C I T A L S

WHEREAS, the Borrowers and each of the other Grantors have filed in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) a voluntary petition for relief under Chapter 11 of the Bankruptcy Code and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code, and such reorganization cases are being jointly administered under Case Number 09-16335-brl (the “Cases”).

WHEREAS, the Borrowers, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent, have entered into a Debtor-In-Possession Credit Agreement, dated as of October 27, 2009 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of the Borrowers and/or one or more of their Subsidiaries, all as contemplated therein (the Lenders, the Letter of Credit Issuer, the Administrative Agent, the Collateral Agent and the Pledgee referred to in the Pledge Agreement are herein called the “Secured Creditors”).

WHEREAS, it is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Grantor shall have executed and delivered to the Collateral Agent this Agreement.

WHEREAS, each Grantor desires to execute this Agreement to satisfy the condition described in the preceding paragraph.

NOW THEREFORE, in consideration of the foregoing and other benefits accruing each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent (for the benefit of the Secured Creditors), as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.                 Uniform Commercial Code Defined Terms.  Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC, including the following which are capitalized herein:

“Accounts”; “Bank”; “Certificates of Title”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Customer”; “Commodity Intermediary”; “Deposit Accounts”; “Documents”; “Electronic Chattel Paper”; “Entitlement Holder”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”; “Instruments” (as defined in Article 9 rather than Article 3); “Inventory”; “Investment Property”; “Letter-of-Credit Rights”; “Letters of Credit”; “Securities”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper”.

SECTION 1.02.                 Credit Agreement Defined Terms.  Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

SECTION 1.03.                 Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Bankruptcy Court” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Books and Records” shall mean all instruments, files, records, ledger sheets and documents evidencing, covering or relating to any of the Collateral.

“Borrowers” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Cases” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Charges” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, maritime, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Estate” shall have the meaning assigned to such term in Section 2.01(c).

“Commodity Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to a Commodity Account.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106(d) of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106(b) of the UCC.

“Control Agreement” shall mean, collectively, the Deposit Account Control Agreements, the Securities Account Control Agreements and the Commodity Account Control Agreements.

“Copyright License” shall mean each agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor in the United States, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, including, without limitation, the copyrights, registrations and applications listed in Schedule 1 to this Agreement, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof and (iv) rights to sue for past, present or future infringements thereof.

“Credit Agreement” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Deposit Account Control Agreement” shall mean an agreement that is in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Deposit Account.

“General Intangibles” shall mean, collectively, all “general intangibles,” as such term is defined in the UCC, and in any event shall include, without limitation, all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, and other agreements), Intellectual Property, goodwill, registrations, franchises and tax refund claims.

“Intellectual Property” shall mean all intellectual property of every kind and nature now owned in the United States by a Grantor, or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how or other confidential or proprietary data or information, software and databases.

“Lenders” shall have the meaning assigned to such term in the Recitals of this Agreement.

“License” shall mean any United States Patent License, Trademark License or Copyright License or other United States license or sublicense in respect of Intellectual Property to which any Grantor is a party including, without limitation, those listed on Schedule 2 to this Agreement.

“Patent License” shall mean any agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention a Patent, now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired in the United States by a Grantor:  (a) all letters patent and all applications for letters patent, including registrations, recordations and pending applications in the United States Patent and Trademark Office, including those listed on Schedule 3 to this Agreement, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permit” shall mean any permit, approval, authorization, license, variance or permission required from a governmental authority under an applicable law.

“Pledge Agreement” means the Debtor-In-Possession Pledge Agreement, dated as of the date hereof, made by FairPoint and certain of its Subsidiaries party thereto in favor of the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledge Agreement Collateral” shall “Collateral” under and as defined in the Pledge Agreement.

“Proceeds” shall mean, collectively, all “proceeds,” as such term is defined in the UCC, and in any event shall include, without limitation, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Real Estate Interests” means, with respect to a Grantor, all Real Property Owned and all Real Property Leaseholds, whether now owned or held, or hereafter acquired.

“Real Property Leaseholds” means all leases now or hereafter owned or held by a Grantor, of real property whether improved or unimproved and all rights, interests and estates, real and personal, arising under or in connection with such leases and such real property, including without limitation all buildings and all personal property and fixtures included under such leases.

“Real Property Owned” means all parcels of land now or hereafter owned by a Grantor, together with the right, title and interest of such Grantor in and to adjacent streets, the air space and development rights, all rights of way, privileges, tenements, hereditaments and appurtenances thereto, and fixtures, easements, all royalties and rights pertaining to the use of the real property, including, without limitation, all alleys, vaults and drainage together with all buildings and other improvements now or hereafter erected thereon and all fixtures and personal property appertaining thereto and all additions thereto and all substitutions and replacements thereof.

“Secured Creditors” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Securities Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Securities Account.

“Security Interests” shall  mean the Liens and security interests granted in Section 3.01 of this Agreement to secure the Obligations.

“Trademark License” shall mean any agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired in the United States by a Grantor:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordations thereof, and all applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any State of the United States, and all extensions or renewals thereof, including those listed on Schedule 4 to this Agreement and, (b) all goodwill associated therewith or symbolized thereby.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s and the Secured Creditors’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.04.                 Rules of Construction.  Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and in the plural include the singular;

(5)                                  where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.

ARTICLE II

AUTHORITY OF COLLATERAL AGENT

SECTION 2.01.                 General Authority of the Collateral Agent over the Collateral.  The Collateral Agent hereby agrees that it holds and will hold all of its right, title and interest in, to and under this Agreement and the Collateral granted to the Collateral Agent hereunder whether now existing or hereafter arising (all such right, title and interest being hereinafter referred to as the “Collateral Estate”) under and subject to the conditions set forth in this Agreement; and the Collateral Agent further agrees that it will hold such Collateral Estate for the benefit of the Secured Creditors, for the enforcement of the payment of all Obligations (subject to the limitations and priorities set forth herein and in the Financing Orders) and as security for the performance of and compliance with the covenants and conditions of this Agreement and each of the Credit Documents.

SECTION 2.02.                 Remedies Not Exclusive No remedy conferred upon or reserved to the Collateral Agent herein or in the other Credit Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any other Credit Document or now or hereafter existing at law or in equity or by statute.

No delay or omission by the Collateral Agent to exercise any right, remedy or power hereunder or under any other Credit Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement or any Credit Document to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or under any other Credit Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Grantors, the Collateral Agent and the other Secured Creditors shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

SECTION 2.03.                 Waiver and Estoppel.  Subject to the terms of the Credit Documents, each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any Credit Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement or any Credit Document but will suffer and permit the execution of every such power as though no such law were in force.

Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and licensors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or in any other Credit Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Credit Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Credit Document or the Financing Orders) in connection with this Agreement and the other Credit Documents and any action taken by the Collateral Agent with respect to the Collateral.

SECTION 2.04.                 Limitation on Collateral Agents’ Duty in Respect of Collateral.  Beyond its duties as to the custody thereof expressly provided herein or in any other Credit Document and to account to the Secured Creditors and the Grantors for moneys and other property received by it hereunder or under any Credit Document and any other express duties specified in the Credit Documents, the Collateral Agent shall have no duty to the Grantors or to the Secured Creditors as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. In addition, the Collateral Agent shall in no way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to Section 506(c) of the Bankruptcy Code and the Collateral may not be charged for the incurrence of any such cost.

ARTICLE III

SECURITY INTERESTS

SECTION 3.01.                 Security InterestsAs security for the payment and performance, as the case may be, in full of the Obligations, each Grantor hereby sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the ratable benefit of the Secured Creditors, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Creditors, a security interest in, all of such Grantor’s right, title and interest in, to and under the following property, together with the Real Estate Interests and all other property or interests therein covered by any of the Financing Orders, wherever located, and whether now existing or hereafter arising or acquired from time to time (the “Collateral”):(a) Accounts Receivable;

(b)                                 Books and Records;

(c)                                  cash and Deposit Accounts;

(d)                                 Chattel Paper;

(e)                                  Commercial Tort Claims described on Schedule 5 to this Agreement;

(f)                                    Documents;

(g)                                 Equipment;

(h)                                 Fixtures;

(i)                                     General Intangibles;

(j)                                     Goods;

(k)                                  Instruments;

(l)                                     Inventory;

(m)                               Investment Property;

(n)                                 Letter-of-Credit Rights;

(o)                                 Letters of Credit;

(p)                                 Supporting Obligations;

(q)                                 Intellectual Property;

(r)                                    to the extent not covered by clauses (a) through (r) of this definition, all other personal property, whether tangible or intangible; and

(s)                                  all Proceeds and products of any and all of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing;

provided that, notwithstanding the foregoing, “Collateral” shall not include (i) Pledge Agreement Collateral or any equity interests in an Excluded Entity (as defined in the Pledge Agreement), (ii) any Causes of Action (as defined in the Financing Orders) but, subject to the entry of the Final Order, the Collateral shall include any Proceeds or property recovered in respect of any Causes of Action and (iii) FCC licenses and PUC authorizations to the extent (and only to the extent) that any Grantor is prohibited from granting a lien and security interest therein pursuant to applicable law, but the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to all FCC licenses and PUC authorizations and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such FCC licenses and PUC authorizations.

SECTION 3.02.                 Perfection and Priority.  Upon the entry of the Interim Order and the Final Order, as applicable, all Liens and security interests granted to the Collateral Agent hereunder shall constitute valid and perfected Liens on all of the Collateral having the priority specified therein and shall automatically, and without further action by any Person, perfect such Liens and security interests against the Collateral; provided, however, nothing herein shall prevent the Collateral Agent, from otherwise perfecting, maintaining, protecting or enforcing the Liens and security interests in the Collateral granted hereunder. Notwithstanding any failure on the part of any Grantor to take any action required by this Agreement, or perform or fulfill any of the obligations of such Grantor under or pursuant to this Agreement, the Liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of each Financing Order.  No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the Liens and security interest granted by or pursuant to this Agreement or the Financing Orders.

SECTION 3.03.                 Claim Priorities.  All Obligations shall constitute, in accordance with Section 364(c)(1) of the Bankruptcy Code, claims against each Grantor in its Case that are administrative expense claims having priority over any and all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code, subject only to the Carve-Out.

SECTION 3.04.                 Modifications.

(a)                                  The Liens, lien priority, administrative priorities and other rights and remedies granted to the Collateral Agent pursuant to this Agreement and the Financing Orders (including the existence, perfection and priority of the Liens provided herein and therein and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of any Indebtedness by any of the Grantors (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any Case, or by any other act or omission whatsoever.  Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

(1)                                  except for the Carve-Out having priority over the Obligations, no costs or expenses of administration that have been or may be incurred in any of the Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or shall be prior to or on a parity with any claim of the Secured Creditors against the Grantors in respect of any Obligation;

(2)                                  the Liens granted herein and in the Orders shall constitute valid and perfected first priority Liens and security interests and shall be prior to all other Liens, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever (subject only to (A) valid, perfected, nonavoidable and enforceable Liens existing as of the Petition Date, (B) the extent such postpetition perfection is expressly permitted by the Bankruptcy Code, valid, nonavoidable and enforceable Liens existing as of the Petition Date, but perfected after the Petition Date, and (C) the Carve-Out);

(3)                                  the Liens granted hereunder shall constitute valid and perfected without the necessity that financing statements be filed or that any other action be taken under applicable nonbankruptcy law; and

(4)                                  notwithstanding any failure on the part of any Credit Party or the Secured Creditors to perfect, maintain, protect or enforce the Liens in the Collateral granted hereunder, the Financing Orders shall, automatically and without further action by any Person, perfect such Liens against the Collateral.

SECTION 3.05.                 Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office, United States Copyright Office or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interests granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

SECTION 3.06.                 No Assumption of Liability.  The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Creditor to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Grantors jointly and severally represent and warrant to the Collateral Agent and other the Secured Creditors that:

SECTION 4.01.                 Title and Authority.  Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant the Security Interests hereunder and, subject to the entry of the Financing Orders by the Bankruptcy Court, has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Creditors, the Security Interests in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

SECTION 4.02.                 Validity of Security Interest.  The Security Interests constitute legal and valid security interests in all the Collateral securing the payment and performance of the Obligations.  As of the date hereof, all information set forth herein, including the Schedules annexed hereto is correct and complete.  As of the date hereof, the Collateral described on the Schedules annexed hereto constitutes all of the property of such type of Collateral owned or held by the Grantors.

SECTION 4.03.                 Limitations on and Absence of Other Liens.  The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens and subject to the Carve-Out.  The Grantors have not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office and the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

SECTION 4.04.                 Jurisdiction of Organization.  As of the Closing Date, Schedule 6 hereto identifies each Grantor’s corporate (or, if not a corporation, legal) name, its jurisdiction of incorporation or organization, the type of entity it was organized as and the state organization identification number of such Grantor (if the state of its incorporation or organization provides such organization number).  No Grantor will change its name, the state in which it is organized or its type of organization.

SECTION 4.05.                 Instruments and Tangible Chattel Paper.  As of the date hereof, each Instrument and each item of Tangible Chattel Paper has been properly endorsed, assigned and delivered to the Collateral Agent, and, if necessary, accompanied by instruments of transfer or assignment duly executed in blank.  If any amount individually in excess of $250,000 or in the aggregate in excess of $1,000,000 payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

SECTION 4.06.                 Deposit Accounts and Investment Property.  (i)  Each Grantor hereby represents and warrants that as of the date hereof (1) it has neither opened nor maintains any Deposit Accounts other than the accounts listed in Schedule 7 to this Agreement, (2) it has neither opened nor maintains any Securities Accounts or Commodity Accounts other than those listed in Schedule 8 to this Agreement and (3) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledge Agreement Collateral or those maintained in Securities Accounts or Commodity Accounts listed in Schedule 8 to this Agreement.

SECTION 4.07.                 Real Estate Interests.  Each Grantor has good and marketable title to, or valid leasehold interests in, all Real Estate Interests owned or leased by it, including, without limitation, the Real Estate Interests listed on Schedule 9 to this Agreement, and none of such properties and assets is subject to any Lien, except Permitted Liens.

(a)                                  Set forth on Schedule 9 is a complete and accurate list of (i) all Real Property Owned, (ii) the chief executive office and principal place of business of each Grantor and any other location in which any Grantor’s Books and Records are located and (iii) all other Real Property Leaseholds in which the aggregate fair market value of Collateral located at each such Real Property Leasehold exceeds $1,000,000, in each case showing as of the Closing Date the current street address (including, where applicable, county, state and other relevant jurisdictions) and record owner.

(b)                                 All Permits required to have been issued or appropriate to enable all Real Estate Interests of the Grantors to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)                                  No Real Estate Interest currently, or to the knowledge of the Grantors, previously owned, operated, leased by or for the Grantors, is subject to any pending or, to the knowledge of such Grantor, threatened, claim order, agreement, notice of violation, notice of potential liability or pursuant to Environmental Laws other than those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)                                 No Grantor has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Estate Interests of such Grantor or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

(e)                                  There are no material facts, circumstances or conditions arising out of or relating to the operations or ownership of Real Estate Interests owned, operated or leased by the Grantors that are not specifically included in the information furnished to the Collateral Agent.

SECTION 4.08.                 Intellectual Property.

(a)                                  Schedule 1 attached hereto contains a complete and accurate list, as of the date hereof, of all Copyrights owned by each Grantor.

(b)                                 Schedule 2 attached hereto contains a complete and accurate list, as of the date hereof, of (i) all Licenses under which any Grantor has licensed to a third party any of its rights or interests in any Intellectual Property and (ii) all material Licenses under which any Grantor is the licensee or sublicensee (other than Licenses in respect of general software or telephone switch software, which Licenses are not, to the Grantors’ knowledge, assignable by such Grantor).

(c)                                  Schedule 3 attached hereto contains a complete and accurate list, as of the date hereof, of all Patents owned by each Grantor.

(d)                                 Schedule 4 attached hereto contains a complete and accurate list, as of the date hereof, of all Trademarks owned by each Grantor.

ARTICLE V

COVENANTS

SECTION 5.01.                 Protection of Security.  Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend the Security Interests of the Collateral Agent in the Collateral and the priority thereof against any Lien other than Permitted Liens.

SECTION 5.02.                 Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agents may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interests and the filing of any financing statements or other documents in connection herewith or therewith.

SECTION 5.03.                 Taxes; Encumbrances.  At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral except to the extent the same constitute Permitted Liens, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by this Agreement and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization, together with interest thereon at the rate then in effect in respect of the Loans, and such amounts shall constitute Obligations secured by the Collateral; provided, however, that nothing in this Section 5.03 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Creditor to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Credit Documents.  Performance of such Grantor’s obligations as permitted under this Section 5.03 shall in no way constitute for the purpose of the Cases a violation of the automatic stay provided by Section 362 of the Bankruptcy Code and each Grantor hereby waives applicability thereof.

SECTION 5.04.                 Assignment of Security Interest.  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account in an amount in excess of $250,000, such Grantor shall promptly assign such security interest to the Collateral Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

SECTION 5.05.                 Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all liability for such performance except to the other extent resulting from the gross negligence or willful misconduct of the Collateral Agent or the other Secured Creditors, as applicable.

SECTION 5.06.                 Use and Disposition of Collateral.  None of the Grantors shall grant any Lien in respect of the Collateral other than Liens securing the Obligations and Permitted Liens.

SECTION 5.07.                 Limitation on Modification of Accounts.  None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its past practices and in accordance with such prudent and standard practices used in industries in which such Grantor is engaged.

SECTION 5.08.                 Insurance.  The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral in accordance with Section 6.03 of the Credit Agreement.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.

SECTION 5.09.      Certain Covenants and Provisions Regarding Patent, Trademark and Copyright Collateral. Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or knowingly omit to do any act, whereby any Patent which is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public.

(b)                                 Each Grantor (either itself or through its licensees or its sublicenses) will, for each Trademark material to the conduct of such Grantor’s business,  (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for nonuse, (ii) maintain the quality of products and services offered under such Trademark, (iii) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights in a manner that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c)                                  Each Grantor shall notify the Collateral Agents as soon as practicable if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business becomes or is reasonably likely to become abandoned, forfeited or dedicated to the public, or of any adverse determination or development including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or United States Copyright Office regarding such Grantor’s ownership of any Patent, Trademark or Copyright material to the conduct of its business, or its right to register the same, or to keep and maintain the same.

(d)                                 Each Grantor hereby agrees that with respect to all Intellectual Property owned by such Grantor on the date hereof, it will, if requested by the Collateral Agent, execute and deliver any and all agreements, instruments or documents as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Intellectual Property, which agreements, instruments or documents may be filed with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States.

(e)                                  In the event that any Grantor, either itself or through any agent, employee, licensee or designee, files an application for or, following the Closing Date, becomes the registered owner of, any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, such Grantor shall promptly (and in any event within thirty (30) days) notify the Collateral Agent of such occurrence, and shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright or application therefor, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings solely for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until this Agreement is terminated.

(f)                                    Each Grantor will take all necessary steps that are consistent with its reasonable business judgment in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks or Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)                                 In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright which is material to its business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the

Collateral Agent and shall, if consistent with its reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(h)                                 To each Grantor’s knowledge, on and as of the date hereof, such Grantor is not infringing upon any Patent, Trademark or Copyright of any other Person other than such infringement that, individually or in the aggregate, would not (or would not reasonably be expected to) result in a Material Adverse Effect and no proceedings have been instituted or are pending against such Grantor or, to such Grantor’s knowledge, threatened, and no claim against such Grantor has been received by such Grantor, alleging any such violation.

(i)                                     Upon the occurrence and during the continuance of an Event of Default (but subject to the Financing Orders), each Grantor shall upon the written request of the Collateral Agent use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

(j)                                     Upon the occurrence and during the continuance of a Default or Event of Default, each Grantor shall, upon the written request of the Collateral Agent, provide a list to the Collateral Agent of all material Licenses to which each Grantor is a party.

SECTION 5.10.                 Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interests in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a)                                  In the event the Grantors have cash, Investment Property or other funds maintained in any Deposit Accounts (other than (i) a Deposit Account exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Grantor’s salaried employees and (ii) the FairPoint Logistics, Inc. Dual Pole Fund Deposit Account ending with the last four digits 2606, maintained by FairPoint Logistics at Fidelity Investments, so long as the amount of cash contained therein does not at any time exceed the lesser of (A) the amount required to comply with the PUC order issued prior to the date hereof in which the cash contained therein relates and (B) $2,100,000) and/or Security Accounts, Borrower shall promptly notify the Collateral Agent and, if requested by the Collateral Agent,  the Grantors shall promptly enter into Control Agreements in favor of the Collateral Agent with the banks, Securities Intermediaries or Commodity Intermediaries with which such Deposit Accounts and Security Accounts are maintained granting to the Collateral Agents Control over such accounts.  Each Collateral Agent agrees with each Grantor that, in the case of a Deposit Account subject to the Collateral Agent’s Control, the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account or, in the case of a Securities Account or Commodity Account subject to each Collateral Agent’s Control, the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless, in each case and subject to the Financing Orders, an Event of Default has occurred and is continuing or, after giving effect to any withdrawal, would occur.

(b)                                 If any Grantor shall at any time hold or acquire any certificated securities constituting Investment Property that are not Pledge Agreement Collateral, such Grantor shall promptly (and in any event with fifteen (15) Business Days) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent.  If any securities now or hereafter acquired by any Grantor constituting Investment Property that are not Pledged Agreement Collateral are uncertificated and are not held in accounts required to be subject to a Control Agreement, such Grantor shall promptly (and in any event within fifteen (15) Business Days) notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use commercially reasonable efforts to cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor pursuant to an issuer’s acknowledgement in the form attached hereto as Annex I.

(c)                                  As between the Collateral Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to or the destruction of the Investment Property, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this Section 5.10(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Grantors or any other Person under any Control Agreement or under applicable law.

(d)                                 Each Grantor shall promptly pay all Charges and fees arising on or after the date hereof with respect to the Investment Property pledged by it under this Agreement, except that no such Charge or fee need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.  In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the Collateral Agent under this Section 5.10(d), together with interest thereon at the rate then in effect in respect of the Loans, and such amounts shall constitute Obligations secured by the Collateral.  Performance of such Grantor’s obligations as permitted under this Section 5.10(d) shall in no way constitute for the purpose of the Cases a violation of the automatic stay provided by Section 362 of the Bankruptcy Code and each Grantor hereby waives applicability thereof.

(e)                                  Electronic Chattel Paper and Transferable Records.  If any amount individually in excess of $250,000 or in the aggregate in excess of $1,000,000 payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(f)                                    Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor in an amount individually in excess of $250,000 or in the aggregate in excess of $1,000,000, such Grantor shall promptly notify the Collateral Agent and, if requested by the Collateral Agent, such Grantor shall use commercially reasonable efforts to pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit.

(g)                                 Commercial Tort Claims.  As of the date hereof each Grantor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed on Schedule 5 to this Agreement.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim having a value individually in excess of $250,000 or in the aggregate in excess of $1,000,000 such Grantor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, grant to the Collateral Agent in writing signed by such Grantor a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(h)                                 Motor Vehicles.  Upon the request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by Certificates of Title or ownership) owned by it with each Collateral Agent listed as a lienholder therein.  Such requirement shall apply to the Grantors if any such motor vehicle (or any such other Equipment) is valued over $250,000, provided that the value of all such motor vehicles (and such Equipment) as to which any Grantor has not delivered a Certificate of Title or ownership is over $250,000.

(i)                                     Landlord’s Access Agreements/Bailee Letters.  With respect to each Real Property Leasehold and each warehouse or other storage facility located in the United States of America owned by any Person other than a Grantor, if Inventory, Equipment or other personal property of any Grantor with a fair market value in excess of $500,000 is regularly maintained at such location, Borrowers shall notify the Collateral Agents thereof and, if requested by the Collateral

Agent, will use its commercially reasonable efforts to deliver a landlord waiver and access agreement or bailee letter, as applicable, in form and substance reasonably satisfactory to the Collateral Agent.

ARTICLE VI

REMEDIES

SECTION 6.01.                 Remedies upon Default.  After the occurrence and during the continuance of an Event of Default, upon five (5) days’ notice to the Grantors (with a copy to counsel for the Committee and to the United States Trustee for the Southern District of New York), the Collateral Agent shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of applicable law or any then existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured creditor under the UCC or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give a Grantor ten (10) Business Days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC) of the Collateral Agent’s intention to make any sale or other disposition of such Grantor’s Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  Neither Collateral Agent shall be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Creditor may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Creditor from any Grantor as a credit against the purchase price, and such Secured Creditor may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the UCC.

The Secured Creditors agree that this Agreement may be enforced only by the action of the Collateral Agent, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement.  Exercise by the Collateral Agent of the powers granted under this Agreement is not a violation of the automatic stay provided by Section 362 of the Bankruptcy Code and each Grantor waives the applicability thereof.  The Secured Creditors shall be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the Secured Creditors with respect to proceeds, product, offspring or profits of any of the Collateral.

SECTION 6.02.                 Application of Proceeds.

(a)                                  All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent or the Collateral Agent hereunder, shall be applied as follows:

(1)                                  first, to any fees, indemnities or expense reimbursements then due and owing to the Administrative Agent, the Collateral Agent or the Pledgee under the Pledge Agreement;

(2)                                  second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Obligations to the Secured Creditors shall be paid to the Secured Creditors, with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed to be applied, with respect to the Obligations, firstly, to the payment of interest in respect of the unpaid principal amount of Loans outstanding, secondly, to the payment of principal of Loans outstanding, then to the other Obligations; and

(3)                                  third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 7.10 hereof, to the relevant Grantor or, to the extent directed by such Grantor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

(b)                                 For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Obligations owed such Secured Creditor and the denominator of which is the then outstanding amount of all Obligations.

(c)                                  All payments required to be made to the Secured Creditors hereunder shall be made to the Administrative Agent for the account of the respective Secured Creditors.

(d)                                 It is understood that each Grantor shall remain jointly and severally liable to the extent of any deficiency between (x) the amount of the Obligations for which it is liable directly or as a Guarantor that are satisfied with proceeds of the Collateral and (y) the aggregate outstanding amount of the Obligations.

SECTION 6.03.                 Grant of License to Use Intellectual Property.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent a nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral, except to the extent that such license may not be granted as a result of a pre-existing exclusive license arrangement, consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, after the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.  Such license shall be irrevocable until this Agreement is terminated.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01.                 Notices. All notices and other communications hereunder shall be in writing (including telegraphic, telex, telecopier, facsimile or cable communication) and shall be delivered, telegraphed, telexed, telecopied, faxed, cabled, or mailed (by first class mail, postage prepaid):

(1)                                  if to any Grantor, at its address set forth opposite its signature below;

(2)                                  if to the Collateral Agent, at:

Bank of America, N.A.
901 Main Street
Dallas, TX 75202
Attention:  Garrett Dolt
Fax:  (214) 530-3008

(3)                                  if to any Secured Creditor (other than the Collateral Agent), either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Secured Creditor shall have specified in the Credit Agreement;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

SECTION 7.02.                 Survival of Agreement.  All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Collateral Agents and the other Secured Creditors and shall survive the making by the Lenders of the Loans and the Lenders’ issuance of and participations in Letters of Credit, regardless of any investigation made by the Secured Creditors or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 7.03.                 Binding Effect.  This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agents and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral

Agent and the other Secured Creditors and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly permitted by each of the other Credit Documents.

SECTION 7.04.                 Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05.                 GOVERNING LAW.

(a)                                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  Except for matters within the exclusive jurisdiction of the Bankruptcy Court, any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Grantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each Grantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Grantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing.  Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.

(b)                                 Except for matters within the exclusive jurisdiction of the Bankruptcy Court, each Grantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)                                  EACH GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 7.06.                 Waivers; Amendment; Several Agreement.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Collateral Agent (with the consent of the Required

Lenders or, to the extent required by Section 11.11 of the Credit Agreement, all of the Lenders) and each Grantor affected thereby, provided that  no such change, waiver, modification or variance shall be made to Section 6.02 hereof of this Section 7.06 without the consent of each Secured Creditor adversely affected thereby.

SECTION 7.07.                 Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.  It is understood and agreed among the parties that this Agreement shall create separate security interests in the Collateral securing the Obligations as provided in Section 3.01, and that any determination by any court with jurisdiction that the security interest securing any Obligation or class of Obligations is invalid for any reason shall not in and of itself invalidate the security interest securing any other Obligations hereunder.

SECTION 7.08.                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective as provided in Section 7.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.09.                 Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.10.                 Termination. After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein shall survive any such termination) and the Collateral Agent, at the request and expense of the Grantors, will, if requested by the Grantors, execute and deliver to the Grantors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement as provided above, and will duly assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Collateral Agent hereunder.  As used in this Agreement, “Termination Date” shall mean the date upon which the Total Revolving Commitment has been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been paid in full), all Letters of Credit have been cancelled (or have expired, undrawn) or collateralized to the satisfaction of the Administrative Agent and all other Obligations have been paid in full (other than arising from indemnities for which no request has been made).

SECTION 7.11.                 Financing Statements.  Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Collateral as “all assets now owned or hereafter acquired by the Grantor or in which Grantor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates.

SECTION 7.12.                 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable until this Agreement is terminated and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, after the occurrence and during the continuance of an Event of Default (but subject to the terms of the Financing Orders), with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Creditors shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their respective own gross negligence or willful misconduct.

[Signatures on Following Page]

[SIGNATURE PAGES OMITTED]

Annex 1 to the
Debtor-In-Possession Security Agreement

[Form of]

ISSUER’S ACKNOWLEDGMENT AGREEMENT

AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [ , 20 ], among the undersigned grantor (the “Grantor”), BANK OF AMERICA, N.A., not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), and [ ], as the issuer of the Investment Property (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Grantor, certain of its affiliates and the Collateral Agent have entered into a Debtor-In-Possession Security Agreement, dated as of October 30, 2009 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), (a) under which, among other things, in order to secure the payment of the Obligations, the Grantor has pledged o the Collateral Agent for the benefit of the Secured Creditors, and has granted a security interest in favor of the Collateral Agent for the benefit of the Secured Creditors in, all of the right, title and interest of the Grantor in and to substantially all of its assets, including all Investment Property from time to time issued by the Issuer, whether now existing or hereafter from time to time acquired by the Grantor (with all of such Investment Property being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Grantor desires the Issuer to enter into this Agreement in order to vest in the Collateral Agent control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       The Grantor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Collateral Agent (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Grantor), and, following its receipt of a notice from the Collateral Agent stating that the Collateral Agent is exercising exclusive control of the Issuer Pledged Interests, not to comply with any instructions or orders regarding

(a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement.

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any or all of the Issuer Pledged Interests originated by any person or entity other than the Collateral Agent (and its successors and assigns) or a court of competent jurisdiction.

2.                                       The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Collateral Agent) has been received by it, and (ii) the security interest of the Collateral Agent in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3.                                       The Issuer hereby represents and warrants that (i) the pledge by the Grantor of, and the granting by the Grantor of a security interest in, the Issuer Pledged Interests to the Collateral Agent, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable.

4.                                       All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Grantor by the Issuer in respect of the Issuer will also be sent to the Collateral Agent at the following address:

[  ]

[  ]

Attention:  [  ]

Telephone No.:  [  ]

Telecopier No.:  [  ]

5.                                       Following its receipt of a notice from the Collateral Agent stating that the Collateral Agent is exercising exclusive control of the Issuer Pledged Interests and until the Collateral Agent shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Collateral Agent only by wire transfers to such account as the Collateral Agent shall instruct.

6.                                       Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or the Issuer shall not be effective until received.  All notices and other communications shall be in writing and addressed as follows:

(a)                                  if to the Grantor, at:

Attention:
Telephone No.:
Fax No.:

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(b)                                 if to the Collateral Agent, at the address given in Section 4 hereof;

(c)                                  if to the Issuer, at:

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.  As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

7.                                       This Agreement shall be binding upon the successors and assigns of the Grantor and the Issuer and shall inure to the benefit of and be enforceable by the Collateral Agent and its successors and assigns.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Collateral Agent, the Issuer and the Grantor.

8.                                       This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

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IN WITNESS WHEREOF, the Grantor, the Collateral Agent and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Grantor

By:
Name:
Title:

[ ],
not in its individual capacity but solely
as Collateral Agent and Collateral Agent

By:
Name:
Title:

[ ],
as the Issuer

By:
Name:
Title: